UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2023

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio 43017

(Address of principal executive offices, and zip code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	WEN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On August 9, 2023, The Wendy’s Company (the “Company”) issued a press release reporting its financial results for the fiscal quarter ended July 2, 2023 and other information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including the Exhibit 99.1 furnished under Item 9.01, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 2.02, including the Exhibit 99.1 furnished under Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2023, the Company updated the awards provided to its eligible employees, including its executive officers, under The Wendy’s Company 2020 Omnibus Award Plan (the “2020 Plan”) and The Wendy’s Company 2010 Omnibus Award Plan (together with the 2020 Plan, the “Plans”) in the event of a qualified retirement (“Retirement”). Under the updated treatment, a Retirement occurs upon an employee’s voluntary termination of employment with the Company at a time that Cause (as defined in the Plans) does not exist (A) after attaining age 60, (b) after having at least 10 years of employment with the Company, (C) as of the date specified in a written notice provided by the employee to the Company at least six months before the proposed retirement date (or such other date as agreed to by the Company) and (D) the employee otherwise complying with the terms of the Company’s then-current retirement policy.

In connection with the changes described above, the Performance Compensation Subcommittee (the “Committee”) of the Board of Directors of the Company amended all currently outstanding non-qualified stock option awards (the “Options”), restricted stock unit awards (the “Restricted Stock Units”) and performance unit awards (the “Performance Units” and, together with the Options and Restricted Stock Units, the “Awards”) issued under the Plans (the “Existing Award Agreements”) and adopted new forms of award agreements to be issued under the 2020 Plan (the “New Award Agreements”). Under the amendment to the Existing Award Agreements (the “Amendment”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the Company amended the Existing Award Agreements to revise certain terms related to vesting and exercisability upon an eligible employee’s Retirement from the Company.

The amended terms of the Awards issued under the Existing Award Agreements are described below. The terms of the New Award Agreements are materially consistent with the terms of the Existing Award Agreements, as amended by the Amendment. Copies of the New Award Agreements with respect to the Options, Restricted Stock Units and Performance Units are filed as Exhibits 10.2 to 10.5 to this Current Report on Form 8-K. The descriptions of the Amendment and the New Award Agreements herein do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amendment and the New Award Agreements, as applicable.

The Options were modified by the Amendment to provide that, in the event of the employee’s Retirement, any outstanding Options held by the employee will continue to vest as if the employee remained employed on each scheduled vesting date and will be exercisable until the expiration of the Option (subject to the applicable vesting dates). Consistent with the Existing Award Agreements prior to the Amendment, in the event an employee would have qualified for Retirement but for the fact that the employee attained age 55 (but not age 60), any outstanding vested Options held by the employee will be exercisable for three years after termination (subject to the expiration of the Option). This extended exercise period does not apply to the New Award Agreements.

The Restricted Stock Units were modified by the Amendment to provide that in the event of an employee’s Retirement, any outstanding Restricted Stock Units held by the employee will continue to vest as if the employee were employed on each scheduled vesting date.

The Performance Units were modified by the Amendment to provide that in the event of an employee’s Retirement, any outstanding Performance Units held by the employee will vest and the restrictions thereon will lapse on Retirement, subject to actual performance through the end of the applicable performance period as determined by the Committee.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Awards Issued by The Wendy’s Company Under Various Equity Plans.

10.2	Form of Nonqualified Stock Option Award Agreement under The Wendy’s Company 2020 Omnibus Award Plan.

10.3	Form of Restricted Stock Unit Award Agreement under The Wendy’s Company 2020 Omnibus Award Plan (Ratable Vesting).

10.4	Form of Restricted Stock Unit Award Agreement under The Wendy’s Company 2020 Omnibus Award Plan (Cliff Vesting).

10.5	Form of Performance Unit Award Agreement for 2023 under The Wendy’s Company 2020 Omnibus Award Plan.

99.1	Press release issued by The Wendy’s Company on August 9, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: August 9, 2023	By:	/s/ Michael G. Berner
Michael G. Berner
Vice President – Corporate & Securities Counsel and Chief Compliance Officer, and Assistant Secretary